Exhibit 99.2

VantageMed Announces Resignation of Director

        RANCHO CORDOVA, Calif.—(BW HealthWire)—May 6, 2002—VantageMed Corporation (NasdaqNM: VMDCE) announced today that James L. Seiler has resigned from the Company's Board of Directors effective as of May 6, 2002. Mr. Seiler, who has served as the Company's Chairman of the Board since January 2000, is leaving VantageMed's Board in order to pursue other interests and opportunities.

        "We thank Jim for his years of service to the Company," said Richard M. Brooks, the Company's Chief Executive Officer. "We wish him the best in his future endeavors."

        VantageMed is a provider of healthcare information systems and services distributed to over 11,000 customer sites through a national network of regional offices. Our suite of software products and services automates administrative, financial, clinical and management functions for physicians, dentists, and other healthcare providers and provider organizations.

CONTACT:

VantageMed Corporation
Investor Relations
Gregory B. Hill
(916) 638-4744, ext. 213
 investor@vantagemed.com

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